UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2014

CMS Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (“Annual Meeting”) of CMS Bancorp, Inc. (the “Company”) was held on September 24, 2014. At the Annual Meeting, shareholders voted on the following three proposals and cast their votes as follows:

Proposal 1:

William M. Mooney, Jr., Gerry Ryan, Robert P. Weisz, and William V. Cuddy, Jr. were elected as directors to serve three-year terms expiring in 2017 or until their successors are elected and qualified. The voting details are as follows:

	For	Withheld Authority	Broker Non-Vote
William M. Mooney, Jr.	1,032,685	114,841	480,952
Gerry Ryan	1,049,771	97,755	480,952
Robert P. Weisz	1,052,460	95,066	480,952
William V. Cuddy, Jr.	1,052,460	95,066	480,952

Proposal 2:

Proposal 2 was a proposal to ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014, as described in the proxy materials. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Broker Non-Vote
1,611,222	13,631	3,625	—

Proposal 3:

Proposal 3 was a proposal to approve an advisory resolution on the Company’s named executive officer compensation, as described in the proxy materials. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Broker Non-Vote
998,013	134,888	14,625	480,952

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc.
(Registrant)

September 29, 2014	/s/ JOHN E. RITACCO
(Date)	John E. Ritacco
President and Chief Executive Officer